                                                                  EXHIBIT 99.01


                 FORM OF PROXY OF HOUSEHOLD INTERNATIONAL, INC.


                               [HOUSEHOLD LOGO]


1998

   PROXY/VOTING INSTRUCTION CARD FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
                         HOUSEHOLD INTERNATIONAL, INC.
                           TO BE HELD JUNE 30, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints R. J. Darnall, M. J. Evans and J. D. Nichols, and each of them, true and lawful proxies, with full power of substitution, to vote all shares of Common Stock of the undersigned, at the Special Meeting of Stockholders of Household International, Inc., to be held June 30, 1998, and at any adjournment thereof, upon the matters described in the Notice of Special Meeting and Proxy Statement dated June 2, 1998, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.


      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                            HOUSEHOLD INTERNATIONAL

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS. SHARES
                WILL BE SO VOTED UNLESS YOU OTHERWISE INDICATE.


                                                                                                For
1. Proposal to approve the issuance of shares of Common Stock, par value $1.00 per share,        0
   of Household International, Inc. ("Household") pursuant to the Agreement and               Against
   Plan of Merger, dated as of April 7, 1998, among Household, Household                         0
   Acquisition Corporation II and Beneficial Corporation.                                     Abstain
                                                                                                 0


                                                                                                For
2. Proposal to adjourn the Household Special Meeting, if necessary, to allow for the             0
   soliciting of additional proxies in the event that there are not sufficient votes          Against
   at the time of the Special Meeting to approve the foregoing proposal or for any such          0
   other reason deemed appropriate.                                                           Abstain
                                                                                                 0

              Date: __________________________________________
              Please
              Sign:
              ________________________________________________
              Please
              Sign:
              ________________________________________________
              NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. FOR JOINT ACCOUNTS BOTH OWNERS SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, ETC., PLEASE SIGN YOUR FULL TITLE.



                           DETACH PROXY CARD HERE



To Our Stockholders:

  It is important that your shares be represented at this Special Meeting of Stockholders, no matter how many shares you own. Please complete and sign the proxy provided above, detach it at the perforation, and mail it in the enclosed postage-paid envelope addressed to Household International, c/o Harris Trust and Savings Bank.

  Your vote will be kept permanently confidential as described in the enclosed Proxy Statement.

  In order to reduce the number of duplicate mailings of proxy materials, Household has consolidated on a single proxy/voting instruction card all of your holdings in Household Common Stock registered under the identical name and tax identification number, including ownership that may be attributed to Household's Dividend Reinvestment & Common Stock Purchase Plan, our Employee Stock Purchase Plan, and our 401(k) employee benefit plan, the Tax Reduction Investment Plan ("TRIP"). The proxy also provides voting instructions for shares of Household Common Stock held in TRIP as disclosed in the Proxy Statement.

  We look forward to receiving your voted proxy shortly!